Exhibit 24


                      ATLANTIC CITY ELECTRIC COMPANY
                             POWER OF ATTORNEY


          Each of the undersigned directors or officers of Atlantic City Electric Company, a New Jersey corporation, does hereby appoint J.L. JACOBS, M.J. BARRON, J.E. FRANKLIN II and L.M. WALTERS and each of them (with power to act without the other), including full power of substitution and revocation, as the undersigned's true and lawful attorneys-in-fact and agents, with full power and authority to act in all capacities for him and in his name, place and stead in connection with (a) the filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended, of a registration statement(s) on Form S-3 which pertains to the offering of one or more series of Debt Securities in the aggregate principal amount of not more than $150,000,000 and any and all amendments thereto, including post-effective amendments, and (b) in connection with the preparation, delivery and filing of any and all registrations, qualifications or notifications under the applicable securities law of any and all states or other jurisdictions with respect to the long-term debt to be sold thereunder. Such attorneys-in-fact and agents, or any of them, are also granted full power and authority to execute and deliver for each of the undersigned and in his name, place and stead all such other documents or instruments and to take such further action as they, or any of them, deem appropriate. Each of the undersigned hereby ratifies and adopts as his own act and deed the acts lawfully taken by said attorneys-in-fact and agents, or any of them, or by their respective substitutes pursuant to the powers and authorities granted herein.


          IN WITNESS WHEREOF, the undersigned have executed this document as of this 17th day of March, 1997.





/s/ J.L. Jacobs
J.L. Jacobs

/s/ M.I. Harlacher
M.I. Harlacher


/s/ M.J. Barron
M.J. Barron

/s/ H.K. Levari
H.K. Levari


/s/ M.J. Chesser
M.J. Chesser

/s/ M.T. Powell
M.T. Powell


/s/ J.E. Franklin II
J.E. Franklin II